Exhibit 99.1

News Release

Media contact:	Investor Relations contact:
Nicole Alexander	Halet A. Murphy
+1.316.676.3212	+1.316.676.7705
Nicole_Alexander@hawkerbeechcraft.com	Halet_Murphy@hawkerbeechcraft.com
www.hawkerbeechcraft.com

Hawker Beechcraft Acquisition Company, LLC Reports 2010 Financial Results

WICHITA, Kan. (Feb. 17, 2011) – Hawker Beechcraft Acquisition Company, LLC (HBAC) reported net sales for the twelve months ended Dec. 31, 2010 of $2,804.7 million, a decrease of $393.8 million compared to the same period of 2009. The decrease was largely attributable to lower aircraft deliveries in the Company’s Business and General Aviation (B&GA) segment as a result of depressed demand across the general aviation market. During 2010, the Company delivered 238 business and general aviation aircraft compared to 309 during the same period in 2009. Included in the 2009 results were 29 special mission King Air aircraft delivered under the U.S. Government’s Project Liberty Phase I program. Project Liberty deliveries are reported as part of the B&GA segment. Partially offsetting the decline in the B&GA segment was increased revenue in the Trainer/Attack Aircraft and Customer Support segments.

During the twelve months ended Dec. 31, 2010, the Company recorded an operating loss of $173.9 million, compared to an operating loss of $712.0 million during the comparable period of 2009. The smaller operating loss versus the prior period was primarily due to charges of $25.6 million related to asset impairments recorded during 2010 as compared to charges of $522.8 million recorded during the twelve months ended Dec. 31, 2009. The majority of the charges that occurred during 2009 and 2010 were recorded in the B&GA operating segment.

The Company generated $297.8 million of cash from operations during the twelve months ended Dec. 31, 2010, as compared to $177.1 million of cash generated by operations in

-More-

HBAC Reports 2010 Fourth Quarter Results – Page 2

the same period of 2009. On Dec. 31, 2010, the Company’s cash and cash equivalents balance was $422.8 million.

Backlog was $1.4 billion on Dec. 31, 2010 as compared to $1.9 billion on Sept. 30, 2010. Approximately 28.2% of the backlog on Dec. 31, 2010 represented orders that are not expected to be delivered in 2011. The backlog also includes significant orders from the U.S. Government.

Form 10-K and Earnings Conference Call:

Additional financial information is included in the attached tables and in the Company’s 2010 Annual Report on Form 10-K which the Company intends to file with the Securities and Exchange Commission on Feb. 25, 2011. HBAC’s earnings results conference call for the twelve months ended Dec. 31, 2010, will be held Friday, Feb. 18, 2011, at 9 a.m. CST. To attend, register at https://cossprereg.btci.com/prereg/key.process?key=P637EH3M3.

Once you register, you will be provided with dial-in numbers and pass codes needed to join the conference call. A recording of the earnings call will be posted to the Company’s web site after the call and will be available for 45 days.

Hawker Beechcraft Corporation is a world-leading manufacturer of business, special-mission and trainer aircraft – designing, marketing and supporting aviation products and services for businesses, governments and individuals worldwide. The company’s headquarters and major facilities are located in Wichita, Kan., with operations in Salina, Kan.; Little Rock, Ark.; Chester, England, U.K.; and Chihuahua, Mexico. The company leads the industry with the largest number of factory-owned service centers and a global network of more than 100 factory-owned and authorized service centers. For more information, visit www.hawkerbeechcraft.com.

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This release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, including statements that address activities, events or developments that we or our management intend, expect, project, believe or anticipate will or may occur in the future are forward-looking statements. Forward-looking statements are based on management’s assumptions and assessments in light of past experience and trends, current conditions, expected future developments and other relevant factors. They are not guarantees of future performance, and actual results may differ significantly from those envisaged by our forward-looking statements. Among the factors that could cause actual results to differ materially from those described or implied in the forward-looking statements are general business and economic conditions, production delays resulting from lack of regulatory certifications and other factors, competition in our existing and future markets, lack of market acceptance of our products and services, the substantial leverage and debt service resulting from our indebtedness, loss or retirement of key executives and other risks disclosed in our filings with the Securities and Exchange Commission.

HBAC Reports 2010 Fourth Quarter Results – Page 3

Appendix

Hawker Beechcraft Acquisition Company, LLC

Consolidated Statements of Operations (Unaudited)

(In millions)

	Year Ended
	December 31, 2010	December 31, 2009
Sales:
Aircraft and parts	$2,643.2	$3,034.3
Services	161.5	164.2

Total sales	2,804.7	3,198.5

Cost of sales:
Aircraft and parts	2,442.2	2,894.3
Services	137.3	142.3

Total cost of sales	2,579.5	3,036.6

Gross profit	225.2	161.9

Restructuring	14.9	34.1
Definite-lived asset impairment	12.6	74.5
Goodwill and indefinite-lived intangible asset impairment	13.0	448.3
Selling, general and administrative expenses	257.5	209.7
Research and development expenses	101.1	107.3

Operating (loss) income	(173.9)	(712.0)

Interest expense	131.8	154.6
Interest income	(0.1)	(1.2)
Gain on debt repurchase, net	—	(352.1)
Other income, net	(2.2)	(1.3)

Non-operating expense (income), net	129.5	(200.0)

Loss before taxes	(303.4)	(512.0)

Provision for (benefit from) income taxes	0.9	(60.7)

Net loss	(304.3)	(451.3)

Net income attributable to non-controlling interest	0.6	0.3

Net loss attributable to parent company	$(304.9)	$(451.6)

HBAC Reports 2010 Fourth Quarter Results – Page 4

Hawker Beechcraft Acquisition Company, LLC

Consolidated Statements of Financial Position (Unaudited)

(In millions)

	December 31, 2010	December 31, 2009
Assets
Current assets:
Cash and cash equivalents	$422.8	$568.8
Accounts and notes receivable, net	118.1	126.4
Unbilled revenue	37.3	38.8
Inventories	1,059.9	1,298.9
Current deferred income tax asset, net	4.0	25.1
Prepaid expenses and other current assets	26.7	19.0

Total current assets	1,668.8	2,077.0

Property, plant and equipment, net	482.2	549.8
Goodwill	259.5	259.5
Intangible assets, net	759.1	809.6
Non-current deferred income tax asset	—	—
Other assets, net	42.2	51.9

Total assets	$3,211.8	$3,747.8

Liabilities and Equity
Current liabilities:
Notes payable, revolver, and current portion of long-term debt	$74.6	$310.2
Advance payments and billings in excess of costs incurred	266.0	328.4
Accounts payable	221.1	215.2
Accrued salaries and wages	65.0	47.6
Current deferred income tax liability, net	—	—
Accrued interest payable	14.7	15.0
Other accrued expenses	291.6	231.0

Total current liabilities	933.0	1,147.4

Long-term debt	2,055.1	2,054.0
Accrued pension benefits	349.4	296.3
Other long-term liabilities	75.1	92.3
Non-current deferred income tax liability, net	13.6	35.6

Total liabilities	3,426.2	3,625.6

Equity:
Paid-in capital	1,004.5	1,000.1
Accumulated other comprehensive loss	(310.4)	(274.1)
Retained deficit	(912.0)	(607.7)

Total (deficit) equity attributable to parent company	(217.9)	118.3

Non-controlling interest	3.5	3.9

Total (deficit) equity	(214.4)	122.2

Total liabilities and equity	$3,211.8	$3,747.8

HBAC Reports 2010 Fourth Quarter Results – Page 5

Hawker Beechcraft Acquisition Company, LLC

Consolidated Statements of Cash Flows (Unaudited)

(In millions)

	Year Ended
	December 31, 2010	December 31, 2009
Cash flows from operating activities:
Net loss	$(304.3)	$(451.3)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	90.6	91.0
Amortization of intangible assets	43.8	62.2
Amortization of debt issuance costs	9.3	12.6
Amortization of original issue discount	2.2	0.5
Amortization of deferred compensation	—	0.3
Stock-based compensation	4.6	3.3
Tax on stock vestings	(0.2)	—
Change in current and deferred income taxes	(0.9)	(34.0)
Gain on sale of property, plant and equipment	(1.4)	—
Gain on repurchase of long-term debt, net of debt issuance costs write-off	—	(352.1)
Inventory impairments	—	70.7
Definite-lived asset impairment	12.6	95.9
Goodwill and other indefinite-lived intangible impairment charges	13.0	448.3
Pension curtailment	—	5.5
Non-cash interest expense	6.9	20.2

Changes in assets and liabilities:
Accounts receivable, net	8.3	(23.4)
Unbilled revenue, advanced payments and billings in excess of costs incurred	(60.9)	(181.9)
Inventories, net	389.1	583.0
Prepaid expenses and other current assets	(4.9)	10.5
Accounts payable	15.2	(189.1)
Accrued salaries and wages	17.4	(9.0)
Other accrued expenses	69.8	(54.5)
Pension and other changes, net	(11.4)	67.9
Income taxes payable	(1.0)	0.5

Net cash provided by (used in) operating activities	297.8	177.1

Cash flows from investing activities:
Expenditures for property, plant and equipment	(32.0)	(51.0)
Additions to computer software	(9.7)	(3.5)
Proceeds from sale of property, plant and equipment	6.5	1.2

Net cash (used in) provided by investing activities	(35.2)	(53.3)

Cash flows from financing activities:
Payment of notes payable	(158.7)	(202.2)
Payment of term loan	(15.0)	(13.5)
Issuance of long-term debt	—	188.0
Utilization of revolving credit facility	—	235.0
Payment of revolving credit facility	(235.0)	(7.6)
Proceeds from IRB funding	0.1	4.4
Debt repurchase	—	(136.7)

Net cash (used in) provided by financing activities	(408.6)	67.4

Effect of exchange rates on cash and cash equivalents	—	—

Net (decrease) increase in cash and cash equivalents	(146.0)	191.2
Cash and cash equivalents at beginning of period	568.8	377.6

Cash and cash equivalents at end of period	$422.8	$568.8

HBAC Reports 2010 Fourth Quarter Results – Page 6

Hawker Beechcraft Acquisition Company, LLC

Segment Results (Unaudited)

(In millions)

	Year Ended
	December 31, 2010	December 31, 2009
Sales:
Business and General Aviation	$1,771.6	$2,310.6
Trainer/Attack Aircraft	681.1	531.3
Customer Support	508.0	438.3
Eliminations	(156.0)	(81.7)

Total	$2,804.7	$3,198.5

Operating (loss) income:
Business and General Aviation	$(363.1)	$(801.7)
Trainer/Attack Aircraft	95.7	45.5
Customer Support	93.6	44.1
Eliminations	(0.1)	0.1

Total	$(173.9)	$(712.0)

Hawker Beechcraft Acquisition Company, LLC

Aircraft Delivery Units

	Three Months Ended		Twelve Months Ended
	December 31, 2010	December 31, 2009	December 31, 2010	December 31, 2009
Business and General Aviation:
Hawker 4000	7	12	16	20
Hawker 900XP	12	8	28	35
Hawker 800XP/850XP	—	2	1	3
Hawker 750	3	5	5	13
Hawker 400XP	8	3	12	11
Premier	6	4	11	16
King Air	49	55	114	155
Pistons	16	21	51	56

Total Business & General Aviation	101	110	238	309

T-6	22	26	80	109	(a)

Total deliveries	123	136	318	418

(a)	T-6 deliveries in the twelve months of 2009 included 36 units completed in 2008 that were not delivered until the first half of 2009 due to a delivery suspension related to quality issues with a supplier's component. Deliveries resumed on January 20, 2009.

HBAC Reports 2010 Fourth Quarter Results – Page 7

Hawker Beechcraft Acquisition Company, LLC

Adjusted Earnings Before Interest, Tax, Depreciation and Amortization (EBITDA)

Trailing Four Quarters For The Period Ended December 31, 2010

(In millions)

			Quarter Ended
	Trailing 12 Months		December 31, 2010	September 30, 2010	June 27, 2010	March 28, 2010

Net loss attributable to parent company	$(304.9	)(a)	$(65.9)	$(118.7)	$(56.8)	$(63.5)
Net income attributable to non-controlling interest	0.6		0.2	0.1	0.2	0.1
Provision for income taxes	0.9		(2.6)	0.9	0.2	2.4
Interest expense, net	131.7		21.5	37.3	36.7	36.2

Operating income adjustments:
Depreciation and amortization	134.4		34.5	32.7	32.3	34.9

EBITDA	(37.3)		(12.3)	(47.7)	12.6	10.1

Adjustments to EBITDA:
Exclude loss (gain) recognized on derivative instruments related to ineffective hedge activity and balance translation remeasurement	4.3		—	(2.5)	0.8	6.0
Exclude restructuring and pension curtailment costs recorded during the period	14.8		7.4	1.8	3.7	1.9
Exclude consulting services and internal costs related to cost reduction initiatives	58.9		17.8	20.6	12.6	7.9
Exclude other non-cash impairment charges	27.0		25.6	1.0	0.4	—
Exclude non-cash stock-based and deferred compensation	4.5		1.2	1.1	1.3	0.9

Adjusted EBITDA	$72.2	(a)	$39.7	$(25.7)	$31.4	$26.8

Adjusted EBITDA is a non-GAAP financial measure that is useful in evaluating the ability of issuers of “high-yield” securities to meet their debt service obligations. It is not intended as a substitute for an evaluation of our results as reported under GAAP and is presented for informational purposes only.

(a)	Trailing twelve months loss before income tax includes $89.4 million related to loss-making aircraft. These charges have not been included as adjustments to the Adjusted EBITDA presented.